Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

On November 9, 2016 the Company merged with Zone Technologies Inc. (“Zone”) and issued 1,740,000 shares of its common stock as merger consideration which represented an exchange ratio of 0.174 shares of the Company’s common stock for each share of Zone common stock outstanding with Zone surviving the merger as the Company’s wholly-owned subsidiary. The Company has included pro forma information for Zone within the year ended December 31, 2016 statements of operations to reflect Zone pre acquisition activity for the period of January 1, 2016 through November 8, 2016.

On August 15, 2017 the Company and MoviePass Inc., a privately held Delaware corporation (“MoviePass”), entered into a securities purchase agreement (the “MoviePass SPA”), pursuant to which the Company agreed to purchase shares of common stock of MoviePass equal to 51% of the then outstanding shares of MoviePass’ common stock for an aggregate purchase price of up to $27,000,000 (the “MoviePass Transaction”). At the closing, and for the purpose of this acquisition, all of MoviePass’ investor debt and accrued interest are converted into one class of common stock. As Helios has effected the acquisition and will retain majority voting rights Helios will be considered the accounting acquirer in accordance with ASC 805.

On October 6, 2017, the Company and MoviePass amended the MoviePass SPA in connection with an additional loan made by the Company to MoviePass in the amount of $6,500,000. Of the loan amount, $1,500,000 will be allocated, upon the completion of the MoviePass Transaction, to the purchase of additional shares of the then-outstanding MoviePass common stock. As a result of the additional investment, the maximum purchase price payable by the Company increased from $27,000,000 to $28,500,000. Upon the closing of the MoviePass Transaction, the Company will receive shares of common stock of MoviePass totaling 51.71% of the then-outstanding shares of MoviePass common stock, in addition to shares of MoviePass common stock issuable upon conversion of the Kelly Note (as defined in the MoviePass SPA) amounting to 2% of the outstanding shares of MoviePass common stock on a post-transaction basis, for a total ownership percentage of 53.71%.

On October 11, 2017, the Company and MoviePass entered into an investment option agreement (the “Option Agreement”), pursuant to which the Company was granted an option to purchase additional shares of MoviePass common stock in an amount up to $20,000,000 based on a pre-money valuation of MoviePass of $210,000,000 amounting to an additional investment of up to 8.7% of the currently outstanding shares of MoviePass common stock (as defined in the MoviePass Option Agreement), giving effect to the closing of the MoviePass Transaction.

On August 15, 2017, pursuant to a Securities Purchase Agreement entered into by the Company and an institutional investor (“Investor”) the Company agreed to sell and issue Senior Secured Convertible Notes to the Investor in the aggregate principal amount of $10,300,000 and on November 7, 2017, pursuant to a Securities Purchase Agreement entered into by the Company and certain institutional investors, the Company completed an offering of a new series of Senior Convertible Notes in the aggregate principal amount of $100,000,000. The pro forma reflects approximately $27,000,000 of the proceeds received from the notes issued in August 2017 and November 2017 as being used to finance the MoviePass Transaction.

The following unaudited pro forma condensed combined financial information is based on the Company’s historical consolidated financial statements and MoviePass’ historical consolidated financial statements as adjusted to give effect to the proposed acquisition by the Company of a majority financial stake in MoviePass including the financing thereof. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the 12 months ended December 31, 2016 give effect to the MoviePass Transaction as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 gives effect to the MoviePass Transaction as if it had occurred on September 30, 2017.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the MoviePass Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2016

	Helios and Matheson Analytics Inc.	Zone Technologies, Inc for the period from January 1, 2016 to the November 9, 2016 date of acquisition	Pro forma results adjusted for acquisition of Zone Technologies, Inc	MoviePass	Adjustments	Notes	Combined

Revenues	$6,759,700	$-	$6,759,700	$8,692,337	$-		$15,452,037
Revenues - other	-	-	-	20,212	-		20,212
Total revenues	6,759,700	-	6,759,700	8,712,549	-		15,472,249

Cost of sales	4,860,927	-	4,860,927	9,780,214	-		14,641,141
Cost of sales - other	-	-	-	1,506	-		1,506
Total cost of sales	4,860,927	-	4,860,927	9,781,720	-		14,642,647
Gross margin/(loss)	1,898,773	-	1,898,773	(1,069,171)	-		829,602
Operating expenses:
General and administrative expenses	3,424,463	1,246,543	4,671,006	3,521,296	-		8,192,302
Research and development	311,266	304,263	615,529	-	-		615,529
Depreciation and amortization	259,379	-	259,379	148,113	2,779,376	3	3,186,868
Total operating expenses	3,995,108	1,550,806	5,545,914	3,669,409	2,779,376		11,994,699

Loss from operations	(2,096,335)	(1,550,806)	(3,647,141)	(4,738,580)	(2,779,376)		(11,165,097)

Other income (expense):
Change in fair value of warrant liability	-	-	-	(1,824)	(3,755,084)	7	(3,756,908)
Change in fair value of derivative liability	(107,249)	-	(107,249)	148,482	(5,082,270)	7	(5,041,037)
Interest expense	(5,210,413)	-	(5,210,413)	(324,443)	(4,069,244)	9	(12,520,657)
			-		(3,241,000)	8
					324,443	4
Interest income	18,261	-	18,261	-	-		18,261
Total other expense, net	(5,299,401)	-	(5,299,401)	(177,785)	(15,823,155)		(21,300,341)
Loss before provision for income taxes	(7,395,736)	(1,550,806)	(8,946,542)	(4,916,365)	(18,602,531)		(32,465,438)

Income tax benefit/(provision)	14,665	-	14,665	-	-		14,665
Net loss	(7,381,071)	(1,550,806)	(8,931,877)	(4,916,365)	(18,602,531)		(32,450,773)

Net loss attributable to noncontrolling interest	-	-	-	-	(2,770,871)	12	(2,770,871)
Other comprehensive income/(loss)	13,721	-	13,721	-	-		13,721

Net income attributable to common shareholders	$(7,367,350)	$(1,550,806)	$(8,918,156)	$(4,916,365)	$(15,831,660)		$(29,666,181)

Net loss per share
Basic and Diluted	$(2.74)		$(3.32)				$(4.43)

Weighted average shares	2,691,448		2,691,448		4,000,000	1	6,691,448

 Unaudited Pro Forma Condensed Combined Statements of Operations

Nine Months Ended September 30, 2017

	Helios and Matheson Analytics Inc.	MoviePass	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$3,672,036	$4,967,689	$-		$8,639,725
Revenues - other	-	660	-		660
Total revenues	3,672,036	4,968,349	-		8,640,385

Cost of sales	2,969,357	9,592,336	-		12,561,693
Cost of sales - other	-	20,527	-		20,527
Total cost of sales	2,969,357	9,612,863	-		12,582,220
Gross margin/(loss)	702,679	(4,644,514)	-		(3,941,835)
Operating expenses:
General and administrative expenses	8,023,886	5,208,615	-		13,232,501
Research and development	1,555,095	-	-		1,555,095
Depreciation and amortization	1,302,381	86,658	2,084,532	3	3,473,571
Total operating expenses	10,881,362	5,295,273	2,084,532		18,261,167

Loss from operations	(10,178,683)	(9,939,787)	(2,084,532)		(22,203,002)

Other income (expense):
Change in fair value of warrant liability	(17,038,711)	1,949	17,325,770	5	(20,674,281)
			(20,963,289)	7
Change in fair value of derivative liability	(10,434,611)	(1,358,977)	5,893,606	5	(42,955,562)
			(37,055,580)	7
Loss on the extinguishment of the December Note	(683,885)	-	-		(683,885)
Interest expense	(16,856,284)	(400,046)	(2,430,750)	5	(19,219,159)
			67,875	5
			400,046	4
Interest income	51,695	-	-		51,695
Total other expense, net	(44,961,796)	(1,757,074)	(36,762,322)		(83,481,192)
Loss before provision for income taxes	(55,140,479)	(11,696,861)	(38,846,854)		(105,684,194)

Income tax benefit/(provision)	(39,110)	-	-		(39,110)
Net loss	(55,179,589)	(11,696,861)	(38,846,854)		(105,723,304)
					-
Net loss attributable to noncontrolling interest			(5,030,048)	12	(5,030,048)
Other comprehensive income/(loss)	(6,066)	-	-		(6,066)

Net income attributable to common shareholders	$(55,185,655)	$(11,696,861)	$(33,816,806)		$(100,699,322)

Net loss per share
Basic and Diluted	$(8.35)				$(9.49)

Weighted average shares	6,607,149		4,000,000	1	10,607,149

  Unaudited Pro Forma Condensed Combined Balance Sheet

Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017

	Helios and Matheson Analytics Inc.	MoviePass	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash	$1,663,879	$3,341,247	$(16,000,000)	1	$2,955,126
			(20,000,000)	2
			6,970,000	6
			26,980,000	6
Accounts receivable, net	254,930	273,315	-		528,245
Unbilled receivables	48,595	-	-		48,595
Note receivable - MoviePass	5,000,000	-	(5,000,000)	1	-
Prepaid expenses	707,868	71,148	-		779,016
Total current assets	7,675,272	3,685,710	(7,050,000)		4,310,982
Other assets
Property and equipment, net	134,705	40,251	-		174,956
Intangible assets, net	4,915,816	-	11,208,000	1	16,123,816

Goodwill	4,599,969	-	71,110,257	1	80,710,226
			5,000,000	1
Other assets	139,012	8,000	-		147,012
Domain names	-	25,965	-		25,965
Total assets	$17,464,774	$3,759,926	$80,268,257		$101,492,957
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,481,201	$2,259,453	$1,120,910	4	$5,861,564
Derivative liability	14,670,153	-	35,806,867	5	50,477,020
Accrued interest	57,817	842,696	(842,696)	1	57,817
Gift card liabilities	-	21,784	-		21,784
Deferred revenue	-	4,257,858	4,257,858	1	8,515,716
Warrant liability	23,952,727	244,748	2,629,162	5	26,826,637
Convertible notes payable	381,244	9,477,188	(34,285,215)	10	30,814,583
			6,970,000	6
			26,980,000	6
			335,215	11
			(9,477,188)	1
			30,433,339	1
Total current liabilities	41,543,142	17,103,727	63,928,252		122,575,121
Long term liabilities
Convertible notes payable	-	8,156,970	(8,156,970)	1	-
Total liabilities	41,543,142	25,260,697	55,771,282		122,575,121

Commitments and Contingencies

Redeemable common stock, $.01 par value; 841,250 shares issued and outstanding that can be converted to Senior Secured Convertible Notes as of September 30, 2017 for a redemption amount of $2,523,700	2,097,867	-	-		2,097,867

Stockholders' equity (deficit):

Preferred stock	-	2,148	(2,148)	1	-
Common stock	85,445	1,296	(1,296)	1	85,445

Additional paid-in capital, plus Redeemable CS 841,250 Shares	72,445,147	9,128,137	5,220,200	1	61,993,679
			(15,671,668)	2
			(9,128,137)	1
Other comprehensive income	(113,057)	-	-		(113,057)
Accumulated deficit	(98,593,770)	(30,632,352)	30,632,352	1	(104,200,709)
			(1,456,125)	4, 5
			(4,150,814)	5
Total Helios stockholders' equity (deficit)	(26,176,235)	(21,500,771)	5,442,364		(42,234,642)

Non-controlling interest	-	-	23,382,943	1	19,054,611
			(4,328,332)	2
Total shareholders’ equity (deficit)	(26,176,235)	(21,500,771)	24.496.975		(23,180,031)

Total liabilities, redeemable common stock and shareholders’ equity (deficit)	$17,464,774	$3,759,926	$80,268,257		$101,492,957

1	In consideration of the interests, the Company purchased a 53% stake of MoviePass, Inc. (“Moviepass”), for $15,000,000 in cash consideration and a convertible promissory note in the principal amount of $12,000,000 which can be converted by MoviePass to 4,000,001 shares of the Company's common stock at a fixed conversion price of $3.00 per share. At closing, the Company will deliver the remainder of the cash not already prepaid in the form of a convertible note receivable sent to MoviePass prior to the close of the acquisition and the share based consideration. Of the 4,000,001 shares that MoviePass can obtain by converting the convertible promissory note, 666,667 shares are contingent and subject to forfeiture by Helios if MoviePass fails to list its common stock on The Nasdaq Stock Market or New York Stock Exchange by March 31, 2018. The fair value of the $12,000,000 convertible promissory note was based on the value of the underlying stock as of December 11, 2017.

Cash and Cash Equivalents	$15,000,000
Convertible Note Payable (3,333,334 shares)	30,433,339
Note Payable	1,000,000
Contingent Consideration (666,667 shares)	5,220,200
Total Consideration	$51,653,539

Fair Value of Assets Acquired and Liabilities Assumed
Cash and Cash Equivalents	$3,341,247
Accounts Receivable, net	273,315
Prepaid expenses	71,148
Property and Equipment	40,251
Other Assets	8,000
Domain names	25,965
Trade Name and Trademarks	2,859,000
Developed Technology	6,555,000
Customer Relationships	1,520,000
Non-Competition Agreements	274,000
Accounts Payable	(1,504,384)
Accrued Expenses	(755,069)
Gift Card Liabilities	(21,784)
Deferred Revenue	(8,515,716)
Warrant Liability	(244,748)
Total Fair Value of Assets Acquired and Liabilities Assumed	$3,926,225

Non Controlling Interest (at Fair Value)	$23,382,943

Goodwill	$71,110,257

In preparing the pro forma financial information, Management assigned an estimated fair value to the noncontrolling interest. This fair value is based on the estimated value of MoviePass at the time which the acquisition was announced, August 15, 2017. As of August 15, 2017, the original valuation of MoviePass was estimated to be approximately $49,700,000 and the percentage ownership by noncontrolling interest was 47%. The fair value assigned to the noncontrolling interest takes into consideration a premium associated with the controlling interest, in addition to the fair value of the net assets of MoviePass, which resulted in an estimated initial value of $23,400,000

The deferred revenue represents a legal performance obligation as of September 30, 2017. In determining the preliminary fair value of the deferred revenue, the Company used a cost build-up approach which estimates the costs that will be incurred to fulfill the obligation. Since MoviePass currently operates with a negative gross margin, the fair value of the legal performance obligation exceeded the related deferred revenue. Accordingly, the deferred revenue has been adjusted to the preliminary estimate of fair value.

To record the additional investment of MoviePass purchased by the Company subsequent to the initial 53% acquisition. The additional investment is to acquire an additional 8.7% of MoviePass for $20,000,000 in cash. The additional 8.7% investment results in a reduction to the carrying value of the noncontrolling interest of $4,328,322. The excess of the purchase price of $20,000,000 over the carrying value of the non controlling interest results in an adjustment to Additional Paid in Capital of $15,671,668.

2	To record the additional investment of MoviePass purchased by the Company subsequent to the initial 53% acquisition. The additional investment is to acquire an additional 8.7% of MoviePass for $20,000,000 in cash.

3	Adjustments represent the amortization expense related to the identifiable intangible assets acquired in MoviePass of $2,779,368 for the year ended December 31, 2016 and $2,084,526 for the nine months ended September 30, 2017. Amortization expense is recognized on a straight line basis over the useful life of the intangible assets. The useful life of the MoviePass intangible assets are as follows:

Intangible assets	Useful Life
Trade Name and Trademarks	10
Developed Technology	3
Customer Relationships	7
Non-Competition Agreements	3

To adjust for financing costs related to expenses incurred in conjunction with the MoviePass acquisition. These costs specifically relate to the Company obtaining the financing necessary to complete the acquisition of MoviePass and are considered to be recurring in nature, as they pertain to interest expense, accretion of debt discounts, and gain/loss on warrant and derivative instruments which the Company will continue to incur beyond the date of acquisition.

4	For the 9 months ended September 30, 2017 $32,075,452 costs had been incurred and recorded within the Company's Statement of Operations and reflected as part of Derivative Liability, Warrant Liability, and Convertible Notes Payable balances on the September 30, 2017 Balance Sheet. Costs reflected within the 9 months ended September 30, 2017 Statement of Operations were reversed and the corresponding interest expense, accretion of debt discounts, and gain/loss on warrant and derivative instruments were instead recorded as if the acquisition occurred on January 1, 2016. Costs reflected within the September 30, 2017 Balance Sheet were adjusted to remove the effects of interest accreted on the convertible notes for the 9 months ended September 30, 2017 as these costs would not have been incurred on the first day of the transaction.

5	To adjust for transaction costs related to expenses incurred in conjunction with the MoviePass acquisition. As these costs specifically relate to accounting and legal expenses and are considered to be non-recurring, Management has determined that they should not be included in the pro forma Statement of Operations presented. As such, for the $1,362,818 of transaction costs recorded within the 9 month ended September 2017 Statement of Operations, an adjustment will be recorded to remove these costs from Interest Expense. For the $1,120,909 of transaction costs incurred after September 30, 2017, an adjustment will be recorded to reflect these expenses within Accrued Expenses and Retained Earnings within the September 30, 2017 Balance Sheet.

6

Adjustment to record debt incurred in conjunction with the MoviePass acquisition.

The Company used proceeds from the sale of its August 16, 2017 convertible notes (the “August Notes”) and November 7, 2017 convertible notes (the “November Notes”) towards the purchase of equity of MoviePass. Of the August Notes, $8,800,000 in principal amount were designated as Additional Series A Notes (the “August Additional Notes”) for which the Company received as consideration, in lieu of cash, investor notes payable to the Company in the amount of $8,800,000 (the “August Investor Notes”). The August Additional Notes do not become convertible and the Company does not owe the principal amount thereunder except to the extent the holder of the August Notes pays the Company an equal corresponding amount under the August Investor Notes.

Of the November Notes, $95,000,000 in principal amount were designated as Series B Senior Secured Bridge Convertible Notes (the “November Additional Notes”) for which the Company received as consideration, in lieu of cash, investor notes payable to the Company in the amount of $95,000,000 (the “November Investor Notes”). The November Additional Notes do not become convertible and the Company does not owe the principal amount thereunder except to the extent the holders of the November Additional Notes pay the Company and equal corresponding amount under the November Investor Notes.

Until such time as the holders of the August Additional Notes and the November Additional Notes make payments to the Company under the August Investor Notes and the November Investor Notes, respectively, in whole or in part, the unpaid amounts under the August Investor Notes and the November Investor Notes are offset against an equal amount of principal under the August Additional Notes and the November Additional Notes, respectively.

As the Company receives payments under the August Investor Notes and November Investor Notes, an equal corresponding amount is recorded as an outstanding liability on the Company’s balance sheet.

The August Additional Notes bear interest at 6% per annum. The November Additional Notes bear interest at a rate of (i) 5.25% per annum with respect to any restricted principal (which is equal to the amount remaining unpaid under the November Investor Notes) and (ii) 10% per annum with respect to any unrestricted principal (which is equal to the amount that has been paid under the November Investor Notes).

The description of the August Notes and November Notes above is a brief summary only and is qualified in its entirety by reference to the Current Reports on Form 8-K filed by the Company on August 10, 2017 and November 6, 2017, respectively.

7	Adjustments represent the change in fair market value of the Company's derivative and warrant liabilities recognized with the additional financing that the Company secured to acquire a majority stake in MoviePass.

8	Adjustment to record interest expense related to August convertible notes and Canaccord notes.

9	Adjustment to record accretion expense related to the discount due to the derivatives incurred in conjunction with the August convertible notes and Canaccord notes.

10	Adjustment to record the derivative liability as a discount against the convertible note payable balance.

11	Adjustment to remove the accretion expense recorded in conjunction with the notes issued in August 2017 for the 9 months ended September 30, 2017.

12	Adjustment to net income to record portion attributable to noncontrolling interest. When considering the initial purchase of MoviePass of 53.71%, increased to reflect the additional investment of 8.7%, the total non controlling interest portion amounts to 37.59%.